SECURITIES AND EXCHANGE COMMISSION
                      Washington, DC  20549




                            FORM 8-K



                          CURRENT REPORT
                PURSUANT TO SECTION 13 OR 15(d) OF THE
                   SECURITIES EXCHANGE ACT OF 1934



   Date of Report (Date of earliest event reported) April 2, 2004



                           OTHNET, INC.
     (Exact name of Registrant as specified in its charter)




Delaware                      0-26454              98-0142664
(State or other jurisdiction  (Commission    (I.R.S. Employer
of incorporation or           File number)     Identification
organization)                                         Number)



1187 Coast Village Road
Suite 319
Santa Barbara, California                                93108
(Address of principal                            (Postal Code)
executive offices)



 Registrant's telephone number, including area code:  (805) 969-7482

Item 5.   Other Events and Regulation FD Disclosure.

       Othnet, Inc. (the "Company") and Pro Sports & Entertainment, Inc. have ceased their negotiations in connection with a possible reverse merger transaction as contemplated by a previously reported letter of intent. As a result, the Company will continue its search to locate and consummate a merger or acquisition with a private entity.

                         SIGNATURES


       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.







                                    OTHNET, INC.
                                    (Registrant)


Dated:    April 2, 2004            By: /s/ Jeffrey Wattenberg
                                   Name:   Jeffrey Wattenberg
                                   Title:  President and Chief
                                           Executive Officer